Exhibit 99.1

FOR RELEASE

Tuesday, April 6, 2010

1:00 p.m. Eastern

aQuantive Co-Founder Mike Galgon Joins Market Leader Board of Directors

Recognized Business Leader and Former Microsoft Chief Advertising Strategist Brings

Innovation and Growth Expertise to Real Estate Marketing Leader

KIRKLAND, Wash. (April 6, 2010) — Market Leader (NASDAQ: LEDR) (http://www.MarketLeader.com), an innovator in online marketing and technology solutions for real estate professionals, today announced that Mike Galgon has joined its Board of Directors effective immediately. Galgon, co-founder of aQuantive and most recently Chief Advertising Strategist for Microsoft Corp, brings decades of software and advertising experience to the Market Leader board.

“Market Leader has a talented and experienced board and management team, an early lead in software and marketing services for the real estate vertical, and a strong balance sheet. I’m very excited about what I see going on here, and look forward to helping Market Leader expand its business and success,” Galgon said.

Galgon spent 11 years at aQuantive, leading the company through the inception and early evolution of the Web and online advertising. Prior to founding aQuantive (formerly Avenue A) in 1997, Galgon served as an officer in the U.S. Navy. Galgon holds an MBA from Harvard Business School and a bachelor’s degree from Duke University. He also currently serves as a director for Seattle-based BuddyTV and for microfinance organization Global Partnerships.

“The addition of Mike’s expertise and track record of success with both SaaS and advertising-based businesses makes him a perfect fit for Market Leader,” said Ian Morris, chief executive officer for Market Leader. “We know Mike has many suitors for his time and talent, and are excited to have him on our team.”

Forward-Looking Statements

This release contains forward-looking statements relating to the company’s anticipated plans, products, services, and financial performance. The words “believe,” “expect,” “anticipate,” “intend” and similar expressions identify forward-looking statements, but their absence does not mean the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the company’s actual results include its ability to retain and increase its customer base, to continue to grow revenues from Vision products, to continue to maintain current customer retention levels, to respond to competitive threats and real estate market conditions, to manage lead generation and other costs, to develop new products, and to expand into new lines of business. Please refer to the company’s 2009 Form 10-K filed with the Securities and Exchange Commission for a more detailed description of these and other risks that could materially affect actual results. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of today’s date and the company assumes no obligation to update any such statements to reflect events or circumstances after the date hereof.

About Market Leader

Market Leader (NASDAQ: LEDR) provides real estate professionals with innovative marketing and technology solutions that enable them to grow and manage their businesses. Founded in 1999, Market Leader provides real estate agents, agent teams, and brokerage companies with subscription software and advertising products that enable them to generate active prospects, as well as the tools and training they need to convert these prospects into clients.

With a long history of innovation, Market Leader pioneered online lead generation for real estate professionals a decade ago and today is the leading marketing partner to the industry. The company also provides consumers with free access to the information and tools they need throughout the home buying and selling process through its national consumer real estate sites. These websites enable Market Leader to provide its customers with access to millions of future home buyers and sellers while providing these consumers with free access to the information they seek throughout the home buying and selling process. For more information, visit www.MarketLeader.com.

LEDR: FINANCE

Investor Contact:

Mark Lamb

Director of Investor Relations

Market Leader, Inc.

425.952.5801

markl@marketleader.com

Press Contact:

Matt Heinz

Heinz Marketing for Market Leader, Inc.

425.894.3387

matt@heinzmarketing.com